                                                                    EXHIBIT 99.4


                                                               CONFORMED COPY


================================================================================






                                CREDIT AGREEMENT


                                   dated as of


                                 October 2, 2000


                                      among


                          CAPROCK COMMUNICATIONS CORP.


                           The Borrowers Named Herein


                            The Lenders Party Hereto


                                       and


                            THE CHASE MANHATTAN BANK,
                  as Administrative Agent and Collateral Agent

                                   ----------

                             CHASE SECURITIES INC.,
                                   as Arranger



================================================================================

                                                      [CS&M Ref. No. 6700-793]

                                TABLE OF CONTENTS



                                                                                  Page
                                                                                  ----

                                    ARTICLE I

Definitions

SECTION 1.01.  Defined Terms.........................................................1
SECTION 1.02.  Classification of Loans and Borrowings...............................30
SECTION 1.03.  Terms Generally......................................................30
SECTION 1.04.  Accounting Terms; GAAP...............................................30

                                   ARTICLE II

The Credits

SECTION 2.01.  Commitments..........................................................31
SECTION 2.02.  Loans and Borrowings.................................................31
SECTION 2.03.  Requests for Borrowings..............................................32
SECTION 2.04.  Swingline Loans......................................................33
SECTION 2.05.  Letters of Credit....................................................35
SECTION 2.06.  Funding of Borrowings................................................40
SECTION 2.07.  Interest Elections...................................................41
SECTION 2.08.  Termination and Reduction
               of Commitments.......................................................43
SECTION 2.09.  Repayment of Loans; Evidence of Debt.................................43
SECTION 2.10.  Prepayment of Loans..................................................44
SECTION 2.11.  Fees.................................................................46
SECTION 2.12.  Interest.............................................................47
SECTION 2.13.  Alternate Rate of Interest...........................................48
SECTION 2.14.  Increased Costs......................................................49
SECTION 2.15.  Break Funding Payments...............................................50
SECTION 2.16.  Taxes................................................................51
SECTION 2.17.  Payments Generally; Pro Rata Treatment;
               Sharing of Set-offs..................................................53
SECTION 2.18.  Mitigation Obligations;
               Replacement of Lenders...............................................55

                                   ARTICLE III

Representations and Warranties



SECTION 3.01.  Organization; Powers.................................................56
SECTION 3.02.  Authorization; Enforceability........................................56
SECTION 3.03.  Governmental Approvals; No Conflicts.................................57
SECTION 3.04.  Financial Condition;
               No Material Adverse Change...........................................57
SECTION 3.05.  Properties...........................................................58
SECTION 3.06.  Litigation and Environmental Matters.................................58
SECTION 3.07.  Compliance with Laws and Agreements..................................59
SECTION 3.08.  Investment and Holding Company Status................................59
SECTION 3.09.  Taxes................................................................59
SECTION 3.10.  ERISA................................................................60
SECTION 3.11.  Disclosure...........................................................60
SECTION 3.12.  Subsidiaries.........................................................60
SECTION 3.13.  Insurance............................................................61
SECTION 3.14.  Labor Matters........................................................61
SECTION 3.15.  Intellectual Property................................................61
SECTION 3.16.  Security Interests...................................................62
SECTION 3.17.  FCC Compliance.......................................................63
SECTION 3.18.  Solvency.............................................................63
SECTION 3.19.  Absence of Non-Permitted Obligations.................................64


                                   ARTICLE IV

Conditions



SECTION 4.01.  Initial Borrowing Date...............................................64
SECTION 4.02.  Each Credit Event....................................................66



                                   ARTICLE V

Affirmative Covenants



SECTION 5.01.  Financial Statements
               and Other Information................................................67
SECTION 5.02.  Notices of Material Events...........................................69

SECTION 5.03.  Information Regarding Collateral.....................................70
SECTION 5.04.  Existence; Conduct of Business.......................................71
SECTION 5.05.  Payment of Obligations...............................................71
SECTION 5.06.  Maintenance of Properties............................................71
SECTION 5.07.  Insurance............................................................72
SECTION 5.08.  Casualty and Condemnation............................................72
SECTION 5.09.  Books and Records;
               Inspection and Audit Rights..........................................72
SECTION 5.10.  Compliance with Laws.................................................73
SECTION 5.11.  Use of Proceeds and Letters of Credit................................73
SECTION 5.12.  Additional Subsidiaries..............................................73
SECTION 5.13.  Further Assurances...................................................73
SECTION 5.14.  Interest Rate Protection.............................................74
SECTION 5.15.  Merger Agreement.....................................................74


                                   ARTICLE VI

Negative Covenants



SECTION 6.01.  Indebtedness; Certain Equity Securities..............................75
SECTION 6.02.  Liens................................................................77
SECTION 6.03.  Fundamental Changes..................................................78
SECTION 6.04.  Sale and Lease-Back Transactions.....................................79
SECTION 6.05.  Investments, Loans, Advances,
               Guarantees and Acquisitions..........................................79
SECTION 6.06.  Asset Sales..........................................................81
SECTION 6.07.  Hedging Agreements...................................................81
SECTION 6.08.  Restricted Payments;
               Certain Payments of Indebtedness.....................................81
SECTION 6.09.  Transactions with Affiliates.........................................83
SECTION 6.10.  Restrictive Agreements...............................................83
SECTION 6.11.  Amendment of Material Documents......................................84
SECTION 6.12.  Financial Covenants..................................................84
SECTION 6.13.  Designation of Unrestricted
               Subsidiaries.........................................................86
SECTION 6.14.  Liabilities of License Subsidiaries..................................86
SECTION 6.15.  Evidence of Intercompany Indebtedness................................87


                                   ARTICLE VII

Events of Default

                                  ARTICLE VIII

The Agents


                                   ARTICLE IX

Miscellaneous

SECTION 9.01.  Notices..............................................................93
SECTION 9.02.  Waivers; Amendments..................................................94
SECTION 9.03.  Expenses; Indemnity; Damage Waiver...................................96
SECTION 9.04.  Successors and Assigns...............................................98
SECTION 9.05.  Survival............................................................101
SECTION 9.06.  Counterparts; Integration;
               Effectiveness.......................................................102
SECTION 9.07.  Severability........................................................102
SECTION 9.08.  Right of Setoff.....................................................102
SECTION 9.09.  Governing Law; Jurisdiction;
               Consent to Service of Process.......................................103
SECTION 9.10.  WAIVER OF JURY TRIAL................................................104
SECTION 9.11.  Headings............................................................104
SECTION 9.12.  Confidentiality.....................................................104
SECTION 9.13.  Interest Rate Limitation............................................105
SECTION 9.14.  Liability of Borrowers..............................................106


SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 3.05 -- Real Property
Schedule 3.06 --Disclosed Matters
Schedule 3.12 -- Subsidiaries
Schedule 3.13 -- Insurance
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.05 -- Investments
Schedule 6.10 -- Existing Restrictions

EXHIBITS:


Exhibit A --  Form of Assignment and Acceptance
Exhibit C --  Form of Perfection Certificate

Exhibit D --  Form of Guarantee Agreement
Exhibit E --  Form of Pledge Agreement
Exhibit F --  Form of Security Agreement
Exhibit G --  Form of Indemnity, Subrogation and
              Contribution Agreement

                                        CREDIT AGREEMENT dated as of October 2,
                                    2000, among CAPROCK COMMUNICATIONS CORP.,
                                    CAPROCK TELECOMMUNICATIONS CORP., CAPROCK
                                    FIBER NETWORK LTD., the Lenders party
                                    hereto, and THE CHASE MANHATTAN BANK, as
                                    Administrative Agent and Collateral Agent.

                      The parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

               SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

               "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

               "Access Lines in Service" means, at any time, the number of distinct sold customer service lines maintained by Holdings, the Borrowers and the other Restricted Subsidiaries at such time.

               "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

               "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

               "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

               "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

               "Agent" means The Chase Manhattan Bank, in its capacities as Administrative Agent and Collateral Agent.

               "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the Initial Borrowing Date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

               "Applicable Commitment Fee Rate" means, with respect to the commitment fee payable pursuant to Section 2.11(a), a rate per annum equal to
(x) 1.50% for each day on which Usage is less than or equal to 50%, (y) 1.25% for each day on which Usage is greater than 50% but less than or equal to 75% and (z) 1.00% for each day on which Usage is greater than 75%. For purposes of the foregoing, "Usage" means, on any date, the percentage obtained by dividing
(i) the aggregate Revolving Exposure on such date by (ii) the aggregate Available Revolving Commitments on such date.

               "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

               "Applicable Rate" means, for any day (i) with respect to any ABR Loan, 3.50% per annum above the Alternate Base Rate and (ii) with respect to any Eurodollar Loan, 4.50% per annum above the Adjusted Libo Rate.

               "Available Revolving Commitment" means, with respect to any Lender, such Lender's Applicable Percentage of (a) during the period from and including October 2, 2000, to and including December 31, 2000, the lesser of $50,000,000 and the total Commitments at such time and (b) during the period from and including January 1, 2001, to and including the Maturity Date, the lesser of $100,000,000 total Commitments at such time.

               "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

               "Attributable Debt" means, on any date, in respect of any lease of Holdings, the Borrowers or any other Restricted Subsidiary entered into as part of a sale and leaseback transaction subject to Section 6.04, if such lease is not a Capital Lease Obligation, the capitalized amount of the remaining lease payments under such lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation.

               "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

               "Borrower" means each of Telecommunications and Fiber, each of which is a Wholly Owned Subsidiary of Holdings.

               "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

               "Borrowing Request" means a request by a Borrower for a Borrowing in accordance with Section 2.03.

               "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

               "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of Holdings, the Borrowers and the other Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by Holdings, the Borrowers and the other Restricted Subsidiaries during such period.

               "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

               "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase or subscribe for any of the foregoing, or any warrants, rights or options to purchase or subscribe for any such warrants, rights or options.

               "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than Holdings of any Equity Interest in any Borrower; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 30% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Holdings; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) nominated by the board of directors of Holdings nor
(ii) appointed by directors so nominated; (d) the acquisition of direct or indirect Control of Holdings by any Person or group; or (e) the occurrence of a "Change of Control", as defined in the Holdings Indentures.

               "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

               "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               "Collateral" means any asset or property, tangible or intangible, subject to a lien pursuant to any Security Document.

               "Collateral Agent" means The Chase Manhattan Bank in its capacity as collateral agent for the Secured Parties hereunder.

               "Collateral and Guarantee Requirement" means the requirement that:

               (a) the Agent shall have received from each Loan Party either (i) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the date hereof, a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Loan Party together with, in the case of each Subsidiary Loan Party, counterparts of the Indemnity, Subrogation and Contribution Agreement or a supplement thereto, in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;

               (b) the Agent shall have received from each Loan Party either (i) counterparts of the Pledge Agreement and Security Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the date hereof, supplements to the Pledge Agreement and Security Agreement, in the forms specified therein, duly executed and delivered on behalf of such Loan Party;

               (c) all outstanding Equity Interests owned by or on behalf of Holdings, the Borrowers or any Subsidiary Loan Party shall have been pledged pursuant to the Pledge Agreement (except that the Loan Parties shall not be required to pledge any of the outstanding voting Equity Interests of any Foreign Subsidiary) and the Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

               (d) all Indebtedness of Holdings, the Borrowers and each Subsidiary that is owing to any Loan Party shall have been pledged pursuant to the Pledge Agreement;

               (e) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents shall have been filed, registered or recorded or delivered to the Agent for filing, registration or recording; and

               (f) each Loan Party shall have obtained all material consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

               The foregoing definition shall not require the creation or perfection of pledges or security interests in particular assets of Holdings and the Subsidiaries if and for so long as, in the judgment of the Agent, the cost or effort to create or perfect such pledges or security interests in such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

               "Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $100,000,000.

               "Communications Act" means the Communications Act of 1934 as amended by the Telecommunications Act of 1996, and any similar or successor Federal statute and the rules, regulations and published policies of the FCC thereunder, all as amended and as the same may be in effect from time to time.

               "Consolidated EBITDA" means for any period, Consolidated Net Income for such period (a) plus, without duplication and to the extent deducted from revenues in determining such Consolidated Net Income, the sum of (i) Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) all non-cash compensation charges during such period (it being understood that charges shall be deemed non-cash charges until the period that cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges) and (e) all extraordinary non-cash charges during such period, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all as determined on a consolidated basis with respect to Holdings, the Borrowers and the other Restricted Subsidiaries in accordance with GAAP. Notwithstanding the definition of Consolidated Net Income, for purposes of
Section 6.12, if Holdings, the Borrowers or any of the other Restricted Subsidiaries makes any Permitted Business Acquisition or any material disposition during any period in respect of which Consolidated EBITDA is to be determined hereunder, such Consolidated EBITDA will be determined on a pro forma basis as if such acquisition or disposition were consummated on the first day of the relevant period.

               "Consolidated Net Income" means, for any period, the net income or loss of Holdings, the Borrowers and the other Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) revenues and income attributable to sales of indefeasible rights of use, (b) the income of any Person (other than Holdings) in which any other Person (other than Holdings, the Borrowers or any other Restricted Subsidiary and other than directors holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of dividends or other distributions actually paid to Holdings, the Borrowers or any of the other Restricted Subsidiaries during such period and (c) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings, the Borrowers or any other Restricted Subsidiary or the date such Person's assets are acquired by Holdings, the Borrowers or any other Restricted Subsidiary.

               "Consolidated Revenue" means, for any period, the revenues of Holdings, the Borrowers and the other Restricted Subsidiaries for such period, excluding any revenues (i) representing interest or investment income, (ii) representing dividends or distributions from Unrestricted Subsidiaries, (iii) from the sale of indefeasible rights of use, and (iv) from the sale or disposition of businesses, assets (other than in the ordinary course of business, including sales of network capacity) or investments or from any Prepayment Event.

               "Consolidated Senior Secured Debt" means, on any date, the Loans and all other Indebtedness that would be reflected as a liability on a consolidated balance sheet of Holdings, the Borrowers and the other Restricted Subsidiaries prepared as of such date in accordance with GAAP, which such Indebtedness is secured by any assets of Holdings, the Borrowers or any other Restricted Subsidiary.

               "Consolidated Total Debt" means, at any date, all Indebtedness of Holdings, the Borrowers and the other Restricted Subsidiaries that would be reflected as a liability on a consolidated balance sheet of Holdings, the Borrowers and the other Restricted Subsidiaries prepared as of such date in accordance with GAAP.

               "Contributed Capital" means at any date, the sum (without duplication) of (a) the consolidated stockholders equity of Holdings, the Borrowers and the other Restricted Subsidiaries at December 31, 1999, determined in accordance with GAAP, plus (b) Equity Proceeds received by Holdings subsequent to December 31, 1999, plus (c) the amount of Equity Purchase Consideration received by Holdings, the Borrowers and the other Restricted Subsidiaries after December 31, 1999.

               "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

               "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

               "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

               "dollars" or "$" refers to lawful money of the United States of America.

               "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

               "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings, any Borrower or any Subsidiary directly or indirectly which could reasonably be expected to result in a Material Adverse Effect and which results from or is based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

               "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

               "Equity Proceeds" means the cash Net Proceeds received by Holdings from the issuance and sale of common stock of Holdings or Non-Cash Pay Preferred Stock of Holdings.

               "Equity Purchase Consideration" means the net fair market value (after giving effect to any Indebtedness acquired or assumed in the transaction) of any assets or properties other than cash transferred to or acquired by Holdings, the Borrowers or any other Restricted Subsidiary in consideration of or exchange for the issuance of shares of common stock of Holdings or Non-Cash Pay Preferred Stock of Holdings, including in connection with mergers and stock acquisitions (such net fair market value being the fair market value of such common stock or Non-Cash Pay Preferred Stock (as reasonably determined in good faith by the Chief Financial Officer of Holdings, which determination shall, if applicable, be based on the trading value of such common stock or Non-Cash Pay Preferred Stock on the closing date of the transaction).

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with Holdings, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

               "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Holdings or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Holdings or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Holdings or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Holdings or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

               "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

               "Event of Default" has the meaning assigned to such term in
Article VII.

               "Excluded Taxes" means, with respect to the Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or any state thereof or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any state thereof or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to any withholding tax pursuant to Section 2.16(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.16(e).

               "FCC" means the United States Federal Communications Commission.

               "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

               "Fiber" means CapRock Fiber Network Ltd., a Texas limited partnership.

               "Financial Officer" means the chief executive officer, president, chief financial officer, vice- president-legal or controller of Holdings.

               "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

               "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

               "GAAP" means generally accepted accounting principles in the United States of America.

               "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

               "Government Securities" means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof.

               "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

               "Guarantee Agreement" means the Guarantee Agreement, substantially in the form of Exhibit D, among Holdings, the Subsidiary Loan Parties (other than the Borrowers) and the Collateral Agent.

               "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

               "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

               "Holdings" means CapRock Communications Corp., a Texas corporation.

               "Holdings Senior Notes" means (i) $150,000,000 aggregate principal amount of 12% Senior Notes Due 2008 of Holdings (the "1998 Holdings Senior Notes") and (ii) $210,000,0000 aggregate principal amount of 11 1/2% Senior Notes Due 2009 of Holdings (the "1999 Holdings Senior Notes".

               "Holdings Indentures" means the Indenture dated as of July 16, 1998 relating to the 1998 Holdings Senior Notes and the Indenture dated as of May 18, 1999 relating to the 1999 Holdings Senior Notes, in each case as amended and in effect from time to time.

               "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business and not overdue by more than 90 days or, in the case of accounts payable relating to equipment purchases, by more than 180 days, unless in either case the unpaid amount is subject to a bona fide dispute with the obligee), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

               "Indemnified Taxes" means Taxes other than Excluded Taxes.

               "Interest Election Request" means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.07.

               "Initial Borrowing Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

               "Interest Expense" shall mean, with respect to Holdings, the Borrowers and the other Restricted Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense of Holdings, the Borrowers and the other Restricted Subsidiaries for such period on a consolidated basis, including
(i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (b) capitalized interest of Holdings, the Borrowers and the other Restricted Subsidiaries on a consolidated basis. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by Holdings, the Borrowers and the other Restricted Subsidiaries with respect to interest rate protection agreements.

               "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

               "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as a Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

               "Investment" means purchasing, holding or acquiring (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or making or permitting to exist any loans or advances (other than extensions of trade credit in the ordinary course of business) to, Guaranteeing any obligations of, or making or permitting to exist any investment or any other interest in, any other Person, or purchasing or otherwise acquiring (in one transaction or a series of transactions) any assets of any Person constituting a business unit. The amount, as of any date of determination, of any Investment shall be the original cost of such Investment (including any Indebtedness of a Person existing at the time such Person becomes a Subsidiary in connection with any Investment and any Indebtedness assumed in connection with any acquisition of assets), plus the cost of all additions, as of such date, thereto and minus the amount, as of such date, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be (except to the extent such repaid amount has been included in Consolidated Net Income), but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property other than cash, such property shall be valued at its fair market value at the time of such transfer.

               "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

               "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

               "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

               "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

               "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

               "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

               "License" means any license granted by the FCC (other than any license granted pursuant to Section 214 of the Communications Act).

               "License Subsidiary" means any wholly owned direct subsidiary of any Borrower designated as a License Subsidiary by notice to the Administrative Agent; provided, however, that (i) such Subsidiary is a Subsidiary Loan Party and has no obligations or liabilities other than as permitted by Section 6.14,
(ii) all the Capital Stock of such Subsidiary is pledged to the Collateral Agent for the benefit of the Secured Parties under the Pledge Agreement and (iii) Holdings, the Borrowers and such Subsidiary have entered into a Special Purpose Subsidiary Funding Agreement.

               "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

               "Loan Documents" means this Agreement, the Supplemental Letter dated as of the date hereof among the Administrative Agent, Holdings and the Borrowers and the Security Documents.

               "Loan Parties" means Holdings, the Borrowers and the other Subsidiary Loan Parties.

               "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

               "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects, contractual arrangements or condition, financial or otherwise, of Holdings, the Borrowers and the other Restricted Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its material obligations under any Loan Document or (c) the material rights of or material benefits available to the Lenders under any Loan Document.

               "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrowers or any other Restricted Subsidiary in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings, the Borrowers or any other Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, such Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

               "Maturity Date" means May 30, 2001.

               "Merger" shall mean the merger pursuant to the terms of the Merger Agreement.

               "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of the date hereof among Holdings, McLeodUSA Incorporated and Cactus Acquisition Corp.

               "Moody's" means Moody's Investors Service, Inc.

               "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

               "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by Holdings, the Borrowers and the other Restricted Subsidiaries to third parties (other than Affiliates of Holdings, the Borrowers and the other Restricted Subsidiaries) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by Holdings, the Borrowers and the other Restricted

Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Holdings, the Borrowers and the other Restricted Subsidiaries, and the amount of any reserves established by Holdings, the Borrowers and the other Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of Holdings).

               "Non-Cash Pay Preferred Stock" means preferred stock of Holdings which (i) is not mandatorily redeemable, in whole or part, or required to be repurchased or reacquired, in whole or in part, by Holdings, the Borrowers or any other Restricted Subsidiary, and which does not require any payment of cash dividends, in each case, prior to the date that is three months after the Maturity Date; provided, however, that any preferred stock which would constitute Non-Cash Pay Preferred Stock but for provisions thereof giving holders thereof the right to require Holdings to repurchase or redeem such preferred stock upon the occurrence of a change of control occurring prior to the Maturity Date shall constitute Non-Cash Pay Preferred Stock if the change of control provisions applicable to such preferred stock are no more favorable to the holders of such preferred stock than the provisions applicable to the Loans contained in this agreement and such preferred stock specifically provides that Holdings, the Borrowers and the other Restricted Subsidiaries will not repurchase or redeem any such preferred stock pursuant to such provisions prior to the Borrowers' repayment of the Loans and the termination of all Commitments hereunder, (ii) is not secured by any assets of Holdings, the Borrowers or any other Restricted Subsidiary, (iii) is not Guaranteed by the Borrowers or any other Restricted Subsidiary and (iv) is not exchangeable or convertible into Indebtedness of Holdings, the Borrowers or any other Restricted Subsidiary or any preferred stock (other than Non-Cash Pay Preferred Stock) of Holdings, the Borrowers or any other Subsidiary.

               "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

               "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

               "Perfection Certificate" means a certificate in the form of Exhibit C or any other form approved by the Agent.

               "Permitted Business Acquisition" means an acquisition that meets the following: (a) any acquisition by Holdings, the Borrowers or a Subsidiary Loan Party of all or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person, if immediately after giving effect thereto, no Default has occurred and is continuing or would result therefrom, (b) such acquired Person or business is predominately engaged in one or more Telecommunications Businesses in the United States of America or businesses reasonably related thereto, (c) each Subsidiary formed for the purpose of or resulting from such acquisition shall be a Subsidiary Loan Party and all the Equity Interests of each such Subsidiary shall be owned directly by Holdings and/or Subsidiary Loan Parties and shall have been pledged pursuant to the Pledge Agreement, (d) the Collateral and Guarantee Requirement shall have been satisfied with respect to each such Subsidiary and all consents of Governmental Authorities or third parties necessary to permit each such Subsidiary to enter into the Security Documents and pledge the Collateral owned by it pursuant to the Security Documents shall have been obtained, (e) Holdings, the Borrowers and the other Restricted Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition (without giving effect to operating expense reductions), with the financial covenants contained in Section 6.12, to the extent then applicable, as if such acquisition had occurred on the first day of the relevant period for testing compliance, and (f) Holdings has delivered to the Agent an officer's certificate to the effect set forth in clauses (a), (b), (c), (d) and (e) above, together with all relevant financial information for the Person or assets acquired and reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (e) above.

               "Permitted Encumbrances" means:

               (a) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in compliance with
         Section 5.05;

               (b) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

               (c) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

               (d) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Holdings, the Borrowers or any other Subsidiary;

               (e) (i) Liens on leasehold interests, licenses or similar interests created by the lessor, licensee or grantor (other than the Borrowers or their Affiliates) thereunder in favor of any mortgagee of the leased premises, and (ii) Liens for Taxes, assessments, governmental charges, levies or claims that are not yet delinquent or remain payable without penalty or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

               (f) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) such Person shall have established adequate reserves for such judgments or awards, (ii) such judgments or awards shall be fully insured and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of the Required Lenders; provided further, that such Liens shall not constitute an Event of Default pursuant to Article VII;

               (g) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor or deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Holdings, the Borrowers or any other Restricted Subsidiaries in excess of those set forth by regulations promulgated by the Board or any governmental authority succeeding to any of its principal functions, and (ii) such deposit account is not intended by Holdings, the Borrowers or any other Restricted Subsidiaries to provide collateral to the depository institution; and

               (h) any Uniform Commercial Code-1 or Uniform Commercial Code-3 filing against Holdings, the Borrowers or any other Restricted Subsidiary (i) which were filed in connection with Indebtedness which has been repaid in full and extinguished, (ii) with respect to which a Financial Officer has not had actual knowledge of their existence for more than 30 days, (iii) with respect to which any commitment, obligation or liability of Holdings, the Borrowers or any such Restricted Subsidiary and any such lender or creditor has been terminated and (iv) with respect to which all documentation creating lien, hypothecation or security interest related to such UCC filing has been legally terminated whether pursuant to its terms or otherwise.

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

               "Permitted Investments" means:

               (a) Government Securities maturing within one year from the date of acquisition thereof;

               (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

               (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

               (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

               "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

               "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Holdings or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

               "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit E, among Holdings, the Subsidiary Loan Parties (as applicable) and the Collateral Agent.

               "Prepayment Event" means:

               (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of Holdings, the Borrowers or any other Restricted Subsidiary, other than
         (i) dispositions described in clauses (a) and (b) of Section 6.06 and
         (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $5,000,000 during any fiscal year of Holdings; or

               (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Holdings, the Borrowers or any other Restricted Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to (i) repair, restore or replace such property or asset within 180 days after such event or (ii) purchase Telecommunications Assets within 180 days after the date on which such Net Proceeds were received; or

               (c) the issuance by Holdings or any Subsidiary of Holdings of any Equity Interests (except upon exercise of employee stock options), or the receipt by Holdings or any Subsidiary of any capital contribution, other than any such issuance of Equity Interests to, or receipt of any such capital contribution from, Holdings or a Subsidiary or the issuance by Holdings or any Subsidiary of any Subsidiary of any Indebtedness for borrowed money other than as permitted by Section 6.01;

               "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

               "Register" has the meaning set forth in Section 9.04.

               "Related Fund" means with respect to any Lender that is a fund that invests in bank loans in the ordinary course of business, any other fund that invests in bank loans in the ordinary course of business and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

               "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents, trustees, partners, members and advisors of such Person and such Person's Affiliates.

               "Required Lenders" means, at any time, Lenders having Revolving Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Exposures and unused Commitments at such time.

               "Restricted Indebtedness" means Indebtedness of the Borrower or any Subsidiary, the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section (b).

               "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock or other Equity Interests in Holdings, the Borrowers or any other Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of any class of capital stock or other Equity Interests in Holdings, the Borrowers or any other Restricted Subsidiary or any option, warrant or other right to acquire any such shares of any class of capital stock or other Equity Interests in Holdings, the Borrowers or any other Restricted Subsidiary, or any payment under a Synthetic Purchase Agreement related to any Equity Interests.

               "Restricted Subsidiary" means (i) each Borrower and each other Subsidiary of Holdings on the date hereof other than Unrestricted Subsidiaries and (ii) each Subsidiary of Holdings organized or acquired after the date hereof that has not been designated by Holdings as an Unrestricted Subsidiary pursuant to and in compliance with Section 6.13.

               "Revolving Availability Period" means the period from and including the date hereof to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

               "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

               "Revolving Loan" means a Loan made pursuant to of Section 2.01. Each Revolving Loan shall be a Eurocurrency Loan or an ABR Loan.

               "S&P" means Standard & Poor's Ratings Group.

               "Secured Obligations" means (a) the due and punctual payment of
(i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans and the Swingline Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers to the Secured Parties under this Agreement or the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents (c) the due and punctual payment and performance of all obligations of the Loan Parties under each Hedging Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Hedging Agreement was entered into (or, if later, on the date of the Credit Agreement)and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to The Chase Manhattan Bank, any Affiliate thereof, the Administrative Agent or the Collateral Agent arising from treasury, depository and cash management services or in connection with any automated clearinghouse transfer of funds.

               "Secured Parties" shall mean (a) the Lenders, (b) the Swingline Lender, (c) the Administrative Agent, (d) the Collateral Agent, (e) the Issuing Bank, (f) each counterparty to a Hedging Agreement entered into with a Loan Party if such counterparty was a Lender (or an Affiliate thereof) at the time the Hedging Agreement was entered into (or, if later, on the date of this Agreement), (g) the beneficiaries of each indemnification obligation undertaken by the Borrowers or the other Loan Parties under any Loan Document and (h) the successors and assigns of each of the foregoing.

               "Security Agreement" means the Security Agreement, substantially in the form of Exhibit F, among Holdings, the Subsidiary Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

               "Security Documents" means the Guarantee Agreement, the Pledge Agreement, the Security Agreement, and each other instrument or other document executed by any Borrower or any other Loan Party and delivered pursuant to
Section 5.12 or 5.13 to secure any of the Secured Obligations.

               "Special Purpose Subsidiary Funding Agreement" means an agreement among Holdings, the Borrowers and each License Subsidiary, in form and substance satisfactory to the Administrative Agent, pursuant to which (a) such License Subsidiary agrees to provide to the Borrowers and the other Restricted Subsidiaries the benefit of the use of such License Subsidiary's assets, (b) Holdings and the Borrowers jointly and severally agree to pay to such License Subsidiary an amount equal to all liabilities of such License Subsidiary as and when such liabilities become due and payable (less any amounts contributed at such time to the equity of such License Subsidiary to fund such liabilities), (c) Holdings and the Borrowers agree to cause all contractual obligations of such License Subsidiary to be performed and all laws and regulations applicable to such License Subsidiary to be complied with and (d) Holdings, the Borrowers and such License Subsidiary agree to the assignment by each of its rights thereunder to the Collateral Agent for the benefit of the Secured Parties.

               "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage and the Administrative Agent will promptly notify the Borrowers of each such change.

               "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

               "Subsidiary" means any direct or indirect subsidiary of Holdings.

               "Subsidiary Loan Party" means any Restricted Subsidiary (other than the Borrowers and any Foreign Subsidiary).

               "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

               "Swingline Lender" means The Chase Manhattan Bank, in its capacity as lender of Swingline Loans hereunder.

               "Swingline Loan" means a Loan made pursuant to Section 2.04.

               "Synthetic Purchase Agreement" means any swap, derivative or other agreement or combination of agreements pursuant to which Holdings or any Subsidiary is or may become obligated to make (i) any payment in connection with a purchase by any third party from a Person other than Holdings or any Subsidiary of any Equity Interest or Restricted Indebtedness or (ii) any payment (other than on account of a permitted purchase by it of any Equity Interest or any Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of holdings or any Subsidiary (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

               "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

               "Telecommunications" means CapRock Telecommunications Corp., a Texas Corporation.

               "Telecommunications Assets" means any property (other than cash, cash equivalents and securities) to be owned by Holdings, the Borrowers or any other Restricted Subsidiary and, directly or indirectly, used in a Telecommunications Business (including any computer systems used in a Telecommunications Business). "Telecommunications Assets" shall not include Equity Interests in any Person.

               "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video, signals, data or internet services through owned or leased transmission facilities, (ii) constructing, creating, developing, owning or marketing one or more communications networks, related, ancillary, or complementary network transmission equipment, information systems, software and other related, ancillary or complementary assets and services, (iii) planning, designing and consulting with respect to the matters described in clauses i) and (ii), and
(iv) evaluating, participating or pursuing any other activity or opportunity that is related, ancillary or complementary to those identified in clauses (i),
(ii) or (iii) above; provided, that the determination of what constitutes a Telecommunications Business shall be made in good faith by the board of directors of Holdings.

               "Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans and the use of the proceeds thereof.

               "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

               "Unrestricted Subsidiary" means any Subsidiary of Holdings that has been designated as an Unrestricted Subsidiary by Holdings pursuant to and in compliance with Section 6.13. Any such designation shall be irrevocable, and no Unrestricted Subsidiary may become a Restricted Subsidiary (including pursuant to any merger, consolidation or transfer of assets involving a Restricted Subsidiary).

               "Wholly Owned subsidiary" of any Person shall mean a subsidiary of such Person of which securities or other ownership interests (except for directors' qualifying shares and other de minimis amounts of outstanding securities or ownership interests) representing 100% of the ordinary voting power and 100% of equity or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more Wholly Owned subsidiaries of such Person or by such Person and one or more Wholly Owned subsidiaries of such Person.

               "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

               SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing").

               SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

               SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative

Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                   The Credits

               SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Available Revolving Commitment at such time.

               SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

               (b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrowers may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

               (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $100,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six Eurodollar Borrowings outstanding.

               (d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

               SECTION 2.03. Requests for Borrowings. To request a Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by
Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by such Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

               (i) the aggregate amount of such Borrowing;

               (ii) the date of such Borrowing, which shall be a Business Day;

               (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

               (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and


                  (v) the relevant Borrower and the location and number of such Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

               SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in
(i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

               (b) To request a Swingline Loan, a Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from a Borrower. The Swingline Lender shall make each Swingline Loan available to a Borrower by means of a credit to the general deposit account of such Borrower with the Swingline Lender or as otherwise directed by such Borrower (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, or if to another account, promptly, in each case on the requested date of such Swingline Loan.

               (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from such Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

               SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrowers may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

               (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing
Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, a Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit; provided that in the event of any conflict between the provisions of this Agreement and the provisions of any such letter of credit application, the provisions of this Agreement shall control. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $10,000,000 and (ii) the total Revolving Exposures shall not exceed the total Commitments.

               (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

               (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

               (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt of notice, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $5,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swingline Loan. If such Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from such Borrower, in the same manner as provided in Section
2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

               (f) Obligations Absolute. The Borrowers' obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers' obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

               (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrowers by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

               (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

               (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

               (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that a Borrower (or Holdings, on behalf of the Borrowers) receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Holdings or the Borrowers described in clause (h) or (i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

               SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrowers in the applicable Borrowing Request or as otherwise directed by the Borrowers; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section

2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

               (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

               SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

               (b) To make an election pursuant to this Section, the applicable Borrower (or Holdings on its behalf) shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a applicable form approved by the Administrative Agent and signed by the applicable Borrower (or Holdings on its behalf).

               (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph
(f) of this Section:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the Initial Borrowing Date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the requesting Borrower shall be deemed to have selected an Interest Period of one month's duration.

               (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

               (e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

               SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, Commitments shall terminate on the Maturity Date.

               (b) The Borrowers may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrowers shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Commitments.

               (c) The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by a Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by a Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

               SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least ten Business Days after such Swingline Loan is made; provided that on each date that a Borrowing is made, the Borrowers shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

               (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

               (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

               (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

               (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

               SECTION 2.10. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

               (b) In the event and on such occasion that the sum of the Revolving Exposures exceeds the total Commitments, the Borrowers shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(i)) in an aggregate amount equal to such excess.

               (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, any Borrower or any Subsidiary in respect of any Prepayment Event (but subject to the proviso set forth below), the Borrower shall, not later than the second Business Day after such Net Proceeds are received, in an aggregate amount equal to such Net Proceeds; provided that, in the case of any sale, transfer or other disposition of any fiber or conduit in the ordinary course of business under clause (a) of the definition of the term Prepayment Event, if the Borrowers shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrowers and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire Telecommunications Assets to be used in the Borrowers' Telecommunications Business, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 180 day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

               (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the relevant Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section.

               (e) The relevant Borrowers shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a

Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

               SECTION 2.11. Fees. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the average daily unused amount of each Available Revolving Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. For purposes of computing commitment fees, the Available Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

               (b) The Borrowers agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 1/8% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

               (c) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

               (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

               SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

               (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

               (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

               (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

               (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

               SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

               (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

               (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such

         Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

               SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

               (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

               (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

               (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be presumptive evidence of the validity of such costs absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

               (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

               SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.18, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall provide presumptive evidence of the validity of such claim absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

               SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any such Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

               (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (c) Each Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that any Indemnified Taxes or Other Taxes refunded to the Administrative Agent, any Lender or the Issuing Bank by any Governmental Authority because such Indemnified Taxes or Other Taxes were incorrectly or illegally imposed shall, in turn, be promptly refunded to the applicable Borrower to the extent that such Borrower indemnified such Administrative Agent, Lender or Issuing Bank for such Indemnified Taxes or Other Taxes. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be presumptive absent manifest error.

               (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

               (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrowers are located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Holdings (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from the Borrowers advising it of the availability of such exemption or reduction and supplying all applicable documentation.

               SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrowers shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14,
2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 3:00 p.m., New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

               (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

               (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

               (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if a Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the

Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

               (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

               SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

               (b) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the applicable Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unrea sonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Borrower to require such assignment and delegation cease to apply.


                                   ARTICLE III

                         Representations and Warranties

               Each of Holdings and each of the Borrowers represent and warrant to the Lenders that:

               SECTION 3.01. Organization; Powers. Each of Holdings, the Borrowers and the other Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

               SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's powers and have been duly authorized by all necessary corporate or other action and, if required, stockholder or member action. This Agreement has been duly executed and delivered by Holdings and each of the Borrowers and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, such

Borrowers or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

               SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents and (ii) those which could not reasonably be expected to result in a Material Adverse Effect (b) will not violate any material applicable law or regulation or the charter, by-laws or other organizational documents of Holdings, the Borrowers or any of their Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon Holdings, the Borrowers or any of their Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrowers or any of their Subsidiaries, and
(d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrowers or any of their Subsidiaries, except Liens created under the Loan Documents.

               SECTION 3.04. Financial Condition; No Material Adverse Change.
(a) Holdings has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 1999, reported on by KPMG LLC, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2000, certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Holdings and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

               (b) Except as disclosed in the financial statements referred to above or the notes thereto except for the Disclosed Matters, after giving effect to the Transactions, none of Holdings, the Borrowers or any of the other Restricted Subsidiaries has, as of the date hereof, any material contingent liabilities, unusual long-term commitments or unrealized losses.

               (c) Since December 31, 1999, there has been no material adverse change in the business, assets, operations, prospects, material agreements, or condition, financial or otherwise, of Holdings, the Borrowers and the other Restricted Subsidiaries, taken as a whole.

               SECTION 3.05. Properties. (a) Each of Holdings, the Borrowers and the other Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for Liens permitted by Section 6.02.

               (b) Each of Holdings, the Borrowers and the other Restricted Subsidiaries and owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings, the Borrowers and the other Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by Holdings, the Borrowers or any of the other Restricted Subsidiaries as of the date hereof.

               (d) None of Holdings, the Borrowers or any of their respective Subsidiaries owns any real property other than regeneration sites, the aggregate fair market value of which does not exceed $5,000,000.

               SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or any Borrower, threatened against or affecting Holdings, the Borrowers or any of the other Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that challenge the validity, binding nature or enforceability of any of the Loan Documents or the Transactions.

               (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrowers nor any of the other Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

               (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

               SECTION 3.07. Compliance with Laws and Agreements. Each of Holdings, the Borrowers and the other Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

               SECTION 3.08. Investment and Holding Company Status. Neither Holdings, nor the Borrowers nor any of the other Restricted Subsidiaries is (a) an "investment company" or controlled by an entity that is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" or controlled by an entity that is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

               SECTION 3.09. Taxes. Each of Holdings, the Borrowers and their Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which Holdings or such Subsidiary, as applicable, has set aside on its books adequate reserves or
(b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

               SECTION 3.11. Disclosure. Holdings has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Holdings or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Holdings and the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

               SECTION 3.12. Subsidiaries. (a) Schedule 3.12 sets forth the name of, and the ownership interest of Holdings in, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the date hereof.

               (b) All Licenses which are directly or indirectly held by Holdings, the Borrowers or any other Restricted Subsidiary are owned beneficially and of record by a License Subsidiary, free and clear of all Liens (other than Liens under the Security Documents, Liens imposed by the Communications Act or Permitted Encumbrances imposed by operation of law).


               SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of Holdings, the Borrowers and the other Restricted Subsidiaries as of the date hereof. As of the date hereof, all premiums in respect of such insurance have been paid. Holdings and the Borrowers believe that the insurance maintained by or on behalf of Holdings, the Borrowers and the other Restricted Subsidiaries is adequate.

               SECTION 3.14. Labor Matters. As of the date hereof, there are no strikes, lockouts or slowdowns against Holdings, the Borrowers or any of the other Restricted Subsidiaries pending or, to the knowledge of Holdings or any Borrowers, threatened. The hours worked by and payments made to employees of Holdings and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from Holdings, the Borrowers or any other Restricted Subsidiary, or for which any claim may be made against Holdings, the Borrowers or any other Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrowers or such other Restricted Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrowers or any other Restricted Subsidiary is bound.

               SECTION 3.15. Intellectual Property. Each of Holdings, the Borrowers and the other Restricted Subsidiaries owns, or is licensed to use, all intellectual property that is necessary for the conduct of its business as currently conducted except for any failure to so own or license intellectual property which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted to the knowledge of Holdings or any Borrower and is pending against Holdings, the Borrowers or any other Restricted Subsidiary challenging or questioning the use of any intellectual property by it or the validity or effectiveness of any intellectual property used by it, except for any claims, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The use of intellectual property by Holdings, the Borrowers or any other Restricted

Subsidiary does not to the knowledge of Holdings or any Borrower infringe on the rights of any person in any material respect and in any manner which could reasonably be expected to have a Material Adverse Effect.

               SECTION 3.16. Security Interests. (a) When executed and delivered, the Pledge Agreement will be effective to create in favor of the Agent for the ratable benefit of the Secured Parties a valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the portion of the Collateral constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Agent thereunder together with instruments of transfer duly endorsed in blank, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person.

               (b) The Security Agreement is effective to create in favor of the Agent for the ratable benefit of the Secured Parties a valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified in the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, other than the Intellectual Property (as defined in the Security Agreements), in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, other than with respect to the rights of Persons pursuant to Permitted Encumbrances.

               (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the security interest created thereunder shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in such Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the

United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).


               SECTION 3.17. FCC Compliance. (a) Holdings, the Borrowers and each other Restricted Subsidiary are in compliance in all material respects with the Communications Act, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

               (b) To the knowledge of Holdings or any Borrower, there is no investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC, or of any other proceedings of or before the FCC, affecting Holdings, any Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect.

               (c) No event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modifications, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License or (ii) adversely affects in any material respect or could reasonably be expected in the future to adversely affect in any material respect any of the rights of Holdings, the Borrowers or any other Restricted Subsidiary under any License held by Holdings, the Borrowers or such other Restricted Subsidiary which, in each case of clause (i) and (ii) above could reasonably be expected to result in a Material Adverse Effect.

               (d) Holdings, the Borrowers and each other Restricted Subsidiary have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communications Act, and all such filings were when made true, correct and complete in all respects except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 3.18. Solvency. Immediately after the consummation of the Transactions to occur on the date hereof and immediately following the making of each Loan made on the Initial Borrowing Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the date hereof.

               SECTION 3.19. Absence of Non-Permitted Obligations. None of the License Subsidiaries has any obligations or liabilities other than (a) under the Guarantee Agreement and the Security Agreement, (b) under the Special Purpose Subsidiary Funding Agreement and (c) franchise and corporate taxes incurred in the ordinary course in order for it to continue to maintain its existence.


                                   ARTICLE IV

                                   Conditions

               SECTION 4.01. Initial Borrowing Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall be subject to the satisfaction (or waiver in accordance with Section 9.02) of each of the following conditions:

               (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

               (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Agent and the Lenders and dated the Initial Borrowing Date) of each of
         (i) Donohoe, Jameson & Carroll, P.C., counsel for Holdings and the Borrowers, and (ii) Swidler Berlin Shereff Freidman, L.L.P., special New York and communications counsel, in the case of each such opinion required by this paragraph, in form and substance satisfactory to the Administrative Agent and covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. Holdings and each Borrower hereby request such counsel to deliver such opinions.

               (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

               (d) The Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed by a Financial Officer of Holdings, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

               (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Initial Borrowing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

               (f) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Initial Borrowing Date and signed by an executive officer in the legal department and a Financial Officer of Holdings and each Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

               (g) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

               (h) The Lenders shall have received a 10-year business plan of Holdings with quarterly projections through December 31, 2001.

               (i) Holdings shall be in pro forma compliance with the financial covenants in Section 6.12.

               (j) After giving effect to the Transactions, (i) no Default or Event of Default shall occur and (ii) no liens shall arise under any debt instruments or other agreements of Holdings, any Borrower or any Subsidiary except under the Loan Documents and as otherwise permitted hereunder.

The Administrative Agent shall notify Holdings, each Borrower and the Lenders of the Initial Borrowing Date, and such notice shall be conclusive and binding.

               SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan (not including any continuation or conversion of any Loan) on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

               (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable except to the extent any such representation and warranty is made as of a date certain in which case, as of such date.

               (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (i) no Default or Event of Default shall have occurred and be continuing and (ii) Holdings shall be in pro forma compliance with the covenants set forth in Section 6.12.

Each Borrowing (except any continuation or conversion) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and each Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.


                                    ARTICLE V

                              Affirmative Covenants

               Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrowers covenants and agrees with the Lenders that:

               SECTION 5.01. Financial Statements and Other Information. Holdings will furnish to the Administrative Agent on behalf of the Lenders:

               (a) within 120 days after the end of each fiscal year of Holdings, an audited consolidated balance sheet of Holdings and its consolidated Subsidiaries and related statements of operations, stockholders' equity and cash flows of Holdings and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLC or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

               (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its consolidated Subsidiaries and related statements of operations, stockholders' equity and cash flows of Holdings and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

               (c) within 30 days after the end of each of the first two fiscal months of each fiscal quarter of Holdings, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

               (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Holdings (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section
         6.12 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of Holdings audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

               (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

               (f) at least 30 days after the commencement of each fiscal year of Holdings, (i) a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for the four quarters of such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget and (ii) a projected balance sheet and related statements of projected operations and cash flows covering the period ending on the Maturity Date and, promptly when available, any significant revisions thereto;

               (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be; and

               (h) promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial condition of Holdings or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

               SECTION 5.02. Notices of Material Events. Holdings and the Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the following:

               (a) the occurrence of any Default;

               (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Borrowers or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

               (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings and the Subsidiaries in an aggregate amount exceeding $20,000,000;

               (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

               (e) any amendment, waiver or other modification of, or any breach of, the Merger Agreement.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Holdings setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

               SECTION 5.03. Information Regarding Collateral. (a) Holdings and the Borrowers will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. Each of Holdings and the Borrowers agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each of Holdings and the Borrowers also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

               (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of
Section 5.01, Holdings shall deliver to the Agent a certificate of a Financial Officer and the general counsel or assistant general counsel of

Holdings (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Initial Borrowing Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the applicable Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

               SECTION 5.04. Existence; Conduct of Business. Each of Holdings and the Borrowers will, and will cause each of the other Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, the Licenses and all other rights, licenses (including the Licenses), permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or sale of assets permitted under Section 6.06.

               SECTION 5.05. Payment of Obligations. Each of Holdings and the Borrowers will, and will cause each of the other Restricted Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, such Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 5.06. Maintenance of Properties. Each of Holdings and the Borrowers will, and will cause each of the other Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

               SECTION 5.07. Insurance. (a) Each of Holdings and the Borrowers will, and will cause each of the other Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses and Holdings will furnish to the Administrative Agent, upon its request, information in reasonable detail as to the insurance so maintained.

               SECTION 5.08. Casualty and Condemnation. Holdings (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

               SECTION 5.09. Books and Records; Inspection and Audit Rights. Each of Holdings and the Borrowers will, and will cause each of the other Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrowers will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, prior to an Event of Default and after any Event of Default has been cured or waived, each Lender (except the Administrative Agent) shall exercise its rights under this Section 5.09 at its expense and each such visit shall not be disruptive to the operations of Holdings, the Borrowers and the other Restricted Subsidiaries.

               SECTION 5.10. Compliance with Laws. Each of Holdings and the Borrowers will, and will cause each of the other Restricted Subsidiaries to, comply with all laws (including the Communication Act), rules, regulations and orders of any Governmental Authority applicable to it or its property (including obligations under Licenses), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Revolving Loans and Swingline Loans and the issuance of Letters of Credit will be used by the Borrowers only (a) to fund the working capital needs of the Borrowers, including network buildout requirements, joint venture capital contributions and acquisitions and (b) for general corporate purposes of the Borrowers. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

               SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the date hereof, Holdings will, within three Business Days after such Subsidiary is formed or acquired notify the Administrative Agent and the Lenders thereof and will, within such three Business Days cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

               SECTION 5.13. Further Assurances. (a) Holdings will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. Holdings and the Borrowers also agree to provide to the

Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Loan Documents.

               (b) If any material assets are acquired by Holdings or any Subsidiary Loan Party after the date hereof (other than assets constituting Collateral under the Security Agreements that become subject to the Lien of the applicable Security Agreements upon acquisition thereof), Holdings will notify the Administrative Agent and the Lenders thereof, and Holdings will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

               (c) As promptly as practicable, and in any event within 30 days after the acquisition or grant thereof, Holdings shall cause all Licenses acquired by Holdings, the Borrowers or any other Restricted Subsidiary to be transferred to a License Subsidiary, free and clear of all Liens (other than Liens under the Security Documents and those imposed by the Communications Act).

               SECTION 5.14. Interest Rate Protection. At all times from the date hereof until the Maturity Date, Holdings will take such actions necessary in order to fix or limit the interest cost to Holdings with respect to at least 50% of the outstanding Consolidated Total Debt of Holdings, the Borrowers and the other Restricted Subsidiaries (including fixed rate indebtedness).

               SECTION 5.15. Merger Agreement. Neither Holdings nor either Borrower will, nor will any of them cause any relevant Subsidiary to, breach any of its obligations under the Merger Agreement (without giving effect to any amendment or waiver thereto that is adverse to the Lenders and not reasonably satisfactory to the Lenders) in a manner involving an intentional misrepresentation, fraud, bad faith or wilful misconduct.

                                   ARTICLE VI

                               Negative Covenants

               Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrowers covenants and agrees with the Lenders that:

               SECTION 6.01. Indebtedness; Certain Equity Securities. (a) Holdings and the Borrowers will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness or Attributable Debt in respect of sale lease-back transactions, except:

               (i) Indebtedness created under the Loan Documents;

               (ii) Indebtedness under the Holdings Senior Notes;

               (iii) Indebtedness existing on the date hereof and set forth in
         Schedule 6.01, and any extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

               (iv) Indebtedness of Holdings to any Subsidiary and of any Subsidiary to Holdings or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party to Holdings or any Subsidiary Loan Party shall be subject to Section 6.05;

               (v) Guarantees by Holdings of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of any other Subsidiary; provided that Guarantees by Holdings or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.05;

               (vi) Indebtedness of Holdings, the Borrowers or any other Restricted Subsidiary incurred to finance the acquisition, construction, installation, development or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof and any extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction, installation, development or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause
         (vi) shall not exceed $25,000,000 at any time outstanding;

               (vii) pre-existing Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof; provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $10,000,000 at any time outstanding;

               (viii) other unsecured Indebtedness of Holdings or any Attributable Debt of Holdings in respect of sale lease-back transactions, in an aggregate principal amount for all such Indebtedness outstanding (including any refinancings of such Indebtedness) not to exceed at the time of incurrence of any such Indebtedness $5,000,000;

               (ix) Indebtedness of Holdings, the Borrowers and the other Restricted Subsidiaries pursuant to Hedging Agreements entered into to fix the effective rate of interest on the Loans or other Indebtedness, provided such transactions are entered into to hedge actual interest rate exposures and not for the purpose of speculation; and

               (x) Indebtedness of any joint venture in which Holdings, the Borrowers or any other Restricted Subsidiary owns an Equity Interest not to exceed $10,000,000.

For purposes of determining any particular amount of Indebtedness under this
Section 6.01, in the event an item
of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, Holdings, in its sole discretion, may classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

               (b) The Borrowers will not, nor will they permit any other Restricted Subsidiary to, issue any preferred stock or be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of Capital Stock of Holdings, any Borrower or any other Restricted Subsidiary or any option, warrant or other right to acquire any such shares of capital stock except upon the exercise of employee stock options.

               SECTION 6.02. Liens. Holdings and the Borrowers will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

               (i) Liens created under the Loan Documents;

               (ii) Permitted Encumbrances;

               (iii) any Lien on any property or asset of Holdings, the Borrowers or and other Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of Holdings, the Borrowers or any other Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

               (iv) any Lien existing on any property or asset prior to the acquisition thereof by Holdings, the Borrowers or any other Restricted Subsidiary or on any property or asset of any Person that becomes a Restricted Subsidiary in connection with an acquisition permitted by
         Section 6.05 hereof after the date hereof which Lien exists prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of Holdings, the Borrowers or any other

         Restricted Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

               (v) Liens, including pursuant to any Capital Lease Obligation, on fixed or capital assets acquired, constructed, installed developed or improved by Holdings, the Borrowers or any other Restricted Subsidiary; provided that (A) such security interests secure Indebtedness permitted by clause (vi) of Section 6.01(a), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, installation or development, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing, installing developing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of Holdings, the Borrowers or any other Restricted Subsidiary.

               SECTION 6.03. Fundamental Changes. (a) Other than pursuant to the Merger Agreement, neither Holdings nor any Borrower will, nor will any of them permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person (other than a Borrower or an Unrestricted Subsidiary) may merge into Holdings in a transaction in which Holdings is the surviving corporation, (ii) any Person (other than an Unrestricted Subsidiary) may merge into any Restricted Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary and, in the case of any such transaction involving a Loan Party, a Loan Party and (iii) any Subsidiary may liquidate or dissolve if Holdings determines in good faith that such liquidation or dissolution is in the best interests of Holdings and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.05.

               (b) Holdings will not, and will not permit the Borrowers or any other Restricted Subsidiary to, engage to any material extent in any business other than a Telecommunications Business or any businesses of the type conducted by Holdings, the Borrowers and the Restricted Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

               (c) Except for the limited businesses engaged in on the date hereof, Holdings will not engage in any business or activity other than the ownership of all the outstanding shares of capital stock of the Borrowers and the Subsidiaries and activities incidental thereto. Except as necessary to continue the limited businesses engaged in by it on the date hereof, Holdings will not own or acquire any assets (other than shares of capital stock of the Borrowers and the Subsidiaries, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents, liabilities imposed by law, including tax liabilities, Indebtedness permitted under Section
6.01 and other liabilities incidental to its existence and permitted business and activities).

               (d) Other than pursuant to the Merger Agreement, Holdings will not permit any Restricted Subsidiary to merge or consolidate with any other Person, issue or sell shares of its Capital Stock or take any other action if as a result thereof such Restricted Subsidiary would cease to be a Wholly Owned Subsidiary of Holdings.

               SECTION 6.04. Sale and Lease-Back Transactions. Holdings and the Borrowers will not, nor will they permit any other Restricted Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose as the property being sold or transferred, except to the extent all Capital Lease Obligations, Attributable Debt and Liens associated with such sale and lease-back transaction are permitted by Sections 6.01 and 6.02 (treating the property subject thereto as being subject to a Lien securing the related Attributable Debt, in the case of a sale and lease-back not accounted for as a Capital Lease Obligation).

               SECTION 6.05. Investments, Loans, Advances, Guarantees and Acquisitions. Holdings and the Borrowers will not, and will not permit any of the other Restricted Subsidiaries to make or permit to exist any Investment in any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

               (a) Permitted Investments;

               (b) Investments existing on the date hereof and set forth on
         Schedule 6.05;

               (c) Investments by Holdings and the Restricted Subsidiaries in the Capital Stock or capital of Subsidiaries that are Loan Parties; provided that such shares of Capital Stock shall be pledged pursuant to the Pledge Agreement;

               (d) loans or advances made by Holdings to any Subsidiary (other than any Foreign Subsidiary) and made by any Subsidiary to Holdings or any other Subsidiary (other than any Foreign Subsidiary), and Guarantees permitted by Section 6.01(v); provided that (i) such loans and advances shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement and (ii) the aggregate amount of loans, advances or Guarantees made by Loan Parties to Subsidiaries that are not Loan Parties shall not exceed $10,000,000 at any one time outstanding;

               (e) Permitted Business Acquisitions; provided that (A) such acquisitions are effected as stock acquisitions in which the consideration used to make such acquisitions consists of common stock of Holdings or Non-Cash Pay Preferred Stock of Holdings and (B) to the extent not effected in accordance with clause (A), the consideration for such Permitted Business Acquisitions is in an aggregate cumulative amount not at any time in excess of $10,000,000;

               (f) Investments by Holdings, the Borrowers or any other Restricted Subsidiary in joint ventures, Foreign Subsidiaries and other Persons that are not Loan Parties, in an aggregate cumulative amount not at any time in excess of $10,000,000;

               (g) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and

               (h) Investments received as a result of asset sales permitted under this Agreement.

               SECTION 6.06. Asset Sales. Holdings and the Borrowers will not, and will not permit any of any other Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Capital Stock, nor will Holdings or the Borrowers permit any of the Restricted Subsidiaries to issue any additional shares of its Capital Stock or other ownership interest in such Restricted Subsidiary, except:

               (a) sales of inventory (including dark fiber and conduits), used or surplus equipment and Permitted Investments in the ordinary course of business;

               (b) sales, transfers and dispositions to Holdings or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09; and

               (c) sales, transfers and dispositions of assets that are not permitted by any other clause of this Section; provided that the Net Proceeds therefrom are utilized by Holdings or a Subsidiary in accordance with the provisions of Sections 2.10 and 6.05 to the extent required thereby to acquire Telecommunications Assets, effect Permitted Business Acquisitions or repay Loans;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than sales or transfers among Loan Parties) shall be made for fair market value and solely for consideration at least 50% of which consists of cash.

               SECTION 6.07. Hedging Agreements. Holdings and the Borrowers will not, and will not permit any of the other Restricted Subsidiaries to, enter into any Hedging Agreement, other than (a) Hedging Agreements required by Section
5.14 and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which Holdings or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

               SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) Neither Holdings nor the Borrowers will, nor will they permit any other Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) Holdings may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its common stock, (ii) Restricted Subsidiaries may declare and pay dividends ratably to holders of their Capital Stock (other than Holdings),
(iii) Holdings may make Restricted Payments, not exceeding $5,000,000 in any fiscal year of Holdings pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Holdings and the Restricted Subsidiaries, (iv) Restricted Subsidiaries may pay dividends to Holdings at such times and in such amounts consistent with past practice as shall be necessary to permit Holdings to pay taxes and administrative expenses attributable to the operations of the Subsidiaries; provided that such payments shall not exceed amounts paid in the ordinary course of business prior to the date hereof and (v) Restricted Subsidiaries may pay dividends to Holdings in an aggregate amount sufficient to fund the payment of interest in respect of the Indebtedness under the Holdings Indentures, which interest is due or becomes due within 30 days from the date of payment of each such dividend, provided, however, that no Default exists at the time such dividends are paid (provided further, however, that such dividends shall not be prohibited hereby for more than 180 days in any consecutive 360-day period unless either an Event of Default consisting of a payment default exists hereunder or the maturity of the Loans has been accelerated), and (vi) provided that no Default exists or would result therefrom, Restricted Subsidiaries may pay dividends to Holdings at such times and in such amounts as are necessary for Holdings to make timely payment when due in respect of Indebtedness of Holdings permitted by Section 6.01 other than Indebtedness under the Holdings Indentures; provided that payments in respect of the Holdings Indentures shall be governed solely by clause (v) immediately preceding.

               (b) Neither Holdings nor the Borrowers will, nor will they permit any other Restricted Subsidiary to make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Indebtedness, except:

               (i) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the subordinated debt prohibited by the subordination provisions thereof; and

               (ii) refinancings of Indebtedness to the extent permitted by
         Section 6.01.

               (c) Neither Holdings nor the Borrowers will, nor will they permit any other Restricted Subsidiary to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement unless (i) in the case of any Synthetic Purchase Agreement related to any Equity Interest, the payments required to be made by the Borrower or any Restricted Subsidiaries are limited to amounts permitted to be paid under this Section 6.08, (ii) in the case of any Synthetic Purchase Agreement related to any Restricted Indebtedness, the payments required to be made by the Borrower or any Restricted Subsidiaries thereunder are limited to the amount permitted under this Section 6.08 and (iii) in the case of any Synthetic Purchase Agreement, the obligations of the Borrower and the Subsidiaries thereunder are subordinated to the Secured Obligations on terms satisfactory to the Administrative Agent.

               SECTION 6.09. Transactions with Affiliates. Neither Holdings nor the Borrowers will, nor will they permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that and are at prices and on terms and conditions not less favorable to Holdings, such Borrower or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among Holdings and the Subsidiary Loan Parties not involving any other Affiliate and (c) any Restricted Payment permitted by
Section 6.08.

               SECTION 6.10. Restrictive Agreements. Neither Holdings nor any of the Borrowers will, nor will they permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Borrowers or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to Holdings or any other Restricted Subsidiary or to Guarantee Indebtedness of Holdings or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or by the Holdings Indentures,

(ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases, rights of way and franchises restricting the assignment thereof.

               SECTION 6.11. Amendment of Material Documents. Neither Holdings nor any of the Borrowers will, nor will they permit any Restricted Subsidiary to, amend, modify or waive any of its rights under (a) the Holdings Indentures or (b) its certificate of incorporation, by-laws or other organizational documents, in each case in a manner adverse in any significant respect to the interests of Lenders.

               SECTION 6.12. Financial Covenants. Holdings and the Borrowers will not:

               (a) Minimum Access Lines in Service. Permit the Access Lines in Service as of any of the dates set forth below to be less than the minimum amount indicated opposite to such date:

                  Date                           Amount
                  ----                           ------
                  December 31, 2000              135,000

                  March 31, 2001                 150,000

               (b) Consolidated Senior Secured Debt to Contributed Capital. Permit the ratio of Consolidated Senior Secured Debt to Contributed Capital on any date during any period set forth below to exceed the ratio set forth below opposite such period:

                  Period                         Ratio
                  ------                         -----
         October 1, 2000 through
         December 31, 2000                       0.50 to 1.0

         January 1, 2001 through
         March 31, 2001                          0.79 to 1.0


               (c) Minimum Consolidated Revenue. Permit Consolidated Revenue for any period set forth below, to be less than the amount set forth below opposite such period:

                  Period                          Amount
                  ------                          ------
         October 1, 2000 through
         December 31, 2000                        $38,000,000

         January 1, 2001 through
         March 31, 2001                           $45,000,000

               (d) EBITDA. Permit Consolidated EBITDA during any period set forth below to be less than the amount set forth below opposite such period:

                  Period                          Amount
                  ------                          ------
         October 1, 2000 through
         December 31, 2000                        $(30,000,000)

         January 1, 2001 through
         March 31, 2001                           $(25,000,000)


               SECTION 6.13. Designation of Unrestricted Subsidiaries.(a) Holdings may not designate any Restricted Subsidiary as an Unrestricted Subsidiary and, notwithstanding any other provision hereof, may not designate any other Subsidiary as an Unrestricted Subsidiary (a "Designation") without the prior written consent of each Lender.

Neither Holdings, nor the Borrowers nor any other Restricted Subsidiary shall at any time (x) provide a Guarantee of any Indebtedness of any Unrestricted Subsidiary, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause such Indebtedness or the payment thereof to be accelerated, payable or subject to repurchase prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary, except in the case of clause (x) or (y) to the extent permitted under Section 6.01 and
Section 6.05 hereof. Each Designation shall be irrevocable, and no Unrestricted Subsidiary may become a Restricted Subsidiary, be merged with or into Holdings, the Borrower or any other Restricted Subsidiary or liquidate into or transfer substantially all its assets to Holdings, the Borrower or any other Restricted Subsidiary.

               SECTION 6.14. Liabilities of License Subsidiaries. Neither Holdings nor any Borrower will permit any License Subsidiary to incur, assume or permit to exist any liabilities (other than under the Guarantee Agreement and the Security Agreement, the Communications Act and taxes and other liabilities incurred in the ordinary course in order to maintain its existence) or to engage in any business or activities other than the holding of Licenses.

               SECTION 6.15. Evidence of Intercompany Indebtedness. Neither Holdings or any Borrower will permit any intercompany indebtedness of any Loan Party to be evidenced by a promissory note or any other instrument.


                                   ARTICLE VII

                                Events of Default

               If any of the following events ("Events of Default") shall occur:

               (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

               (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable by it under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

               (c) any representation or warranty made or deemed made by or on behalf of Holdings, any Borrower or any other Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

               (d) Holdings or any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of Holdings or any Borrower) or 5.11 or in
         Article VI;

               (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 15 days after notice thereof from the Administrative Agent to Holdings (which notice will be given at the request of any Lender);

               (f) Holdings, any Borrower or any other Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

               (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

               (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, any Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, any Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

               (i) Holdings, any Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
         (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, any Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

               (j) Holdings, any Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

               (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against Holdings, any Borrower, any other Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, any Borrower or any other Restricted Subsidiary to enforce any such judgment;

               (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings and its Subsidiaries in an aggregate amount exceeding $10,000,000 for all periods;

               (m) any Lien purported to be created under this Agreement or any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any significant Collateral, with the priority required by this Agreement or the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the

         Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement; or

               (n) a Change in Control other than as contemplated by the Merger Agreement shall occur;

then, and in every such event (other than an event with respect to a Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to a Borrower described in clause (h) or
(i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.


                                  ARTICLE VIII

                                   The Agents

               Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

               The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, any Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

               The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, any Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agent by Holdings, the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into
(i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in

Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

               The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for Holdings and/or the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

               The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

               Subject to the appointment and acceptance of a successor the Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its






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duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed among the Borrowers and such successor. After the Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

               Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                  Miscellaneous

               SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (a) if to Holdings or any Borrower, to it at CapRock Communications Corp., 15601 Dallas Parkway, Suite 700, Dallas, TX 75248, Attention of Legal Department (Telecopy No. (972) 982-9676);

               (b) if to the Administrative Agent, the Issuing Bank, or the Swingline Lender, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Gloria Javier (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank,

         270 Park Avenue, New York, New York 10017, Attention of John Huber (Telecopy No. (212) 270-4584); and

               (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

               SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Loan under
Section 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release Holdings or any Subsidiary Loan Party from its Guarantee under the Collateral Agreement (except as expressly provided in the Collateral Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender or (vii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Holdings, the Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

               SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) Holdings and the Borrowers shall pay, on a joint and several basis, (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

               (b) Each of Holdings and the Borrowers shall indemnify, on a joint and several basis, the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a

Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by a Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to a Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

               (c) To the extent that Holdings and the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

               (d) To the extent permitted by applicable law, neither Holdings nor any Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

               (e) All amounts due under this Section shall be payable promptly after written demand therefor.

               SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

               (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender or a Related Fund of a Lender, each of the applicable Borrowers and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or a Related Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the applicable Borrowers and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrowers otherwise required under this paragraph shall not be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

               (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Holdings, the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

               (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Holdings, the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agree to be subject to Section 2.17(c) as though it were a Lender.

               (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrowers (or Holdings on behalf of the Borrowers) are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.

               (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

               SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

               SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements executed simultaneously herewith constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

               SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

               SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such

Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

               SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

               (b) Each of Holdings and the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Borrowers or its properties in the courts of any jurisdiction.

               (c) Each of Holdings and the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

               SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

               SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

               SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings or the Borrowers. For the purposes of this Section, "Information" means all information received from Holdings or the Borrower relating to Holdings or the Borrowers or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrowers; provided that, in the case of information received from Holdings or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

               SECTION 9.13. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of interest which, under applicable law, any Lender is then permitted to charge on the Secure Obligations at the particular time in question (the "Highest Lawful Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Highest Lawful Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Secured Obligations.

               SECTION 9.14. Liability of Borrowers. The Borrowers are engaged as an integrated group in the telecommunications businesses conducted by them, and each Borrower expects to derive benefit, directly or indirectly, from the credit extended by the Lenders hereunder, both in its individual capacity and as a member of such integrated group. Each Borrower will be jointly and severally liable for the payment of all Secured Obligations incurred under this Agreement and the other Loan Documents, including all obligations in respect of principal, interest, reimbursement of LC Disbursements, the posting of cash Collateral, fees, expense reimbursements and indemnities. If, in any action or proceeding before any court of competent jurisdiction under any state or Federal bankruptcy, insolvency, reorganization or similar law affecting the rights of creditors generally, the joint and several obligations of any Borrower in respect of the Secured Obligations would otherwise, taking into account the provisions of the Indemnity, Subrogation and Contribution Agreement and other rights of such Borrower under applicable law, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of other senior creditors of such Borrower, on account of the amount of such Borrower's liability in respect of the Secured Obligations, then, notwithstanding any provision hereof to the contrary, the amount of such liability shall be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other senior creditors, as determined by such court in such action or proceeding.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   CAPROCK COMMUNICATIONS CORP.,

                                     by /s/ JERE W. THOMPSON, JR.
                                       ----------------------------------------
                                       Name: Jere W. Thompson, Jr.
                                       Title: Chief Executive Officer


                                   CAPROCK TELECOMMUNICATIONS
                                   CORP.,

                                     by /s/ JERE W. THOMPSON, JR.
                                       ----------------------------------------
                                       Name: Jere W. Thompson, Jr.
                                       Title: Chief Executive Officer


                                   CAPROCK FIBER NETWORK LTD.,

                                     by  CapRock
                                         Telecommunications
                                         Corp., its general
                                         partner,

                                     by /s/ JERE W. THOMPSON, JR.
                                       ----------------------------------------
                                       Name: Jere W. Thompson, Jr.
                                       Title: Chief Executive Officer

                                   THE CHASE MANHATTAN BANK,
                                   individually and as Agent,


                                     by  /s/ Robert Ansastasio
                                       ----------------------------------------
                                       Name:  Robert Ansastasio
                                       Title: